Clifford L. Neuman, P.C. E-mail: clneuman@neuman.com	NEUMAN & DRENNEN, LLC Attorneys at Law TEMPLE-BOWRON HOUSE 1507 PINE STREET BOULDER, COLORADO 80302 Telephone: (303) 449-2100 Facsimile: (303) 449-1045	Denver Office 4643 South Ulster Street, Suite 800 Denver, Colorado 80237 Telephone: (303) 221-4700 Facsimile: (303) 226-4115
January 11, 2002
XML - Global Technologies, Inc. 1818 Cornwall Avenue, Suite 9 Vancouver, B.C. Canada V6J 1C7
Re: Post-Effective Amendment No. 1 to Registration Statement on Form SB-2
Ladies and Gentlemen:

       We have acted as counsel to XML - Global Technologies, Inc. (the "Company") in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, covering the registration of an aggregate of 200,000 shares of Common Stock, $.0001 par value ("Common Stock"). In connection with such representation of the Company, we have examined such corporate records, and have made such inquiry of government officials and Company officials and have made such examination of the law as we deemed appropriate in connection with delivering this opinion.

Based upon the foregoing, we are of the opinion as follows:
1. The Company has been duly incorporated and organized under the laws of the State of Colorado and is validly existing as a corporation in good standing under the laws of that state.

       2.       The Company's authorized capital consists of five hundred million (500,000,000) shares of Common Stock having a par value of $0.0001 each and one hundred million (100,000,000) shares of Preferred Stock having a par value of $.01 each.

       3.       The 200,000 shares of the Company's Common Stock being registered for sale as more fully described in the Registration Statement are lawfully and validly issued, fully paid and non-assessable securities of the Company.

Sincerely,
/s/ Clifford L. Neuman Clifford L. Neuman
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